   As filed with the Securities and Exchange Commission on December 23, 2003
                                                   Registration No. 333-________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                           YELLOW ROADWAY CORPORATION
             (Exact name of registrant as specified in its charter)

                DELAWARE                                    48-0948788
(State or other jurisdiction of incorporation            (I.R.S. Employer
            or organization)                             Identification No.)

          10990 ROE AVENUE
        OVERLAND PARK, KANSAS                                  66211
(Address of Principal Executive Officer)                    (Zip Code)

                      ROADWAY LLC 401(k) STOCK SAVINGS PLAN
                            (Full title of the plans)

                                   ----------

                                DANIEL J. CHURAY
                           YELLOW ROADWAY CORPORATION
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                10990 ROE AVENUE
                           OVERLAND PARK, KANSAS 66211
                     (Name and address of agent for service)

                                 (913) 696-6100
          (Telephone number, including area code, of agent for service)

                                 With a copy to:
                           FULBRIGHT & JAWORSKI L.L.P.
                            1301 MCKINNEY, SUITE 5100
                            HOUSTON, TEXAS 77010-3095
                                 (713) 651-5151
                          ATTENTION: CHARLES L. STRAUSS

                                   ----------

                         CALCULATION OF REGISTRATION FEE


TITLE OF SECURITIES                                         PROPOSED MAXIMUM              PROPOSED MAXIMUM             AMOUNT OF
   TO BE REGISTERED         AMOUNT TO BE REGISTERED    OFFERING PRICE PER SHARE(1)   AGGREGATE OFFERING PRICE(1)   REGISTRATION FEE
-------------------         -----------------------    ---------------------------   ---------------------------   ----------------
Common Stock,
par value $1.00 per share   1,000,000 shares(2)                 $ 33.13                      $ 33,130,000              $ 2,680.22

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 and based upon the average of the high and low sales prices of a share of Common Stock as reported by the Nasdaq Stock Market on December 16, 2003.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. Also includes an indeterminable number of shares of Common Stock issuable as a result of the anti-dilution provisions of the plan.

                                     PART I


ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     Yellow Roadway Corporation, a Delaware corporation ("Yellow", the "Company" or "Registrant"), incorporates by reference in this Registration Statement the following:

     (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

     (ii) the Company's Quarterly Report on Form 10-Q and 10-Q/A for the fiscal quarter ended March 31, 2003;

    (iii) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003;

     (iv) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003;

     (v) the Company's Current Reports on Form 8-K filed on January 7, 2003, March 3, 2003 (excluding the information that was furnished, but not filed, pursuant to Item 9), April 1, 2003, July 8, 2003, as amended, October 1, 2003, October 21, 2003, as amended (including the information that was furnished, but not filed, pursuant to Item 9), November 18, 2003, November 19, 2003, November 20, 2003, November 21, 2003, November 25, 2003, December 5, 2003, December 9, 2003 and December 18, 2003;

     (vi) the description of the Company's common stock, $1.00 par value per share, contained in the Company's Registration Statement on Form 10 filed pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and any amendments thereto; and

    (vii) all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Certificate of Incorporation and Bylaws of the Company together provide that Yellow's directors shall not be personally liable to Yellow or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to Yellow or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law (the "DGCL"), or (iv) any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation and Bylaws of Yellow also provide that if the DGCL is amended to permit further elimination of limitation of the personal liability of the directors, then the liability of Yellow's directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     Yellow maintains directors' and officers' liability insurance against any actual or alleged error misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer, excluding certain maters including fraudulent, dishonest or criminal acts or self-dealing.

     DGCL Section 102(b)(7) provides that Yellow may indemnify a present or former director if such director conducted himself or herself in good faith and reasonably believed, in the case of conduct in his or her official capacity, that his or her conduct was in Yellow's best interests.

     DGCL Section 145 provides that Yellow may indemnify its directors and officers, as well as other employees and individuals (each an "Indemnified Party", and collectively, "Indemnified Parties"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than in connection with actions by or in the right of Yellow (a "derivative action"), if an Indemnified Party acted in good faith and in a manner such Indemnified Party reasonably believed to be in or not opposed to Yellow's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that Yellow may only indemnify an Indemnified Party for expenses (including attorneys' fees) incurred in connection with the defense or settlement of such derivative action. Additionally, in the context of a derivative action, DGCL Section 145 requires a court approval before there can be any indemnification where an Indemnified Party has been found liable to Yellow. The statute provides that it is not exclusive of other indemnification arrangements that may be granted pursuant to a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

     In the Agreement and Plan of Merger among Yellow Corporation, Yankee LLC, a wholly owned subsidiary of Yellow ("Sub"), and Roadway Corporation ("Roadway"), dated as of July 8, 2003, pursuant to which Roadway merged with and into Sub, with Sub as the surviving company (the "Roadway Merger"), Yellow has agreed to indemnify the former officers and directors of Roadway from liabilities arising out of actions or omissions in their capacity as such prior to the effective time of the Roadway Merger, and advance reasonable litigation expenses incurred in connection with such actions or omissions, to the full extent permitted under Roadway's certificate of incorporation and bylaws. Further, for a period of six years after the effective time of the Roadway Merger, Yellow will provide Roadway's officers and directors with an insurance and indemnification policy that provides coverage for acts or omissions through the effective time of the Roadway Merger; provided that the maximum aggregate amount of premiums that Yellow will be required to pay to provide and maintain this coverage does not exceed $3,944,400 per year.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT
  NO.                           DESCRIPTION
-------                         -----------
4.1   -- Certificate of Incorporation of Yellow Corporation (incorporated by reference to Exhibit 3.1 to Yellow Corporation's Annual Report on Form
         10-K for the year ended December 31, 2002, Reg. No. 000-12255).

4.2   -- Certificate of Amendment to the Certificate of Incorporation of
         Yellow Corporation changing the name of the Company to Yellow Roadway
         Corporation.

4.3   -- Bylaws of Yellow Roadway Corporation (formerly known as Yellow
         Corporation; incorporated by reference to Exhibit 3.1 to Yellow
         Corporation's Quarterly Report on Form 10-Q for the quarter ended March
         31, 2003, Reg. No. 000-12255).


4.4   -- Paying Agency Agreement dated April 26, 1993 between Yellow
         Corporation and Citibank, N.A. (incorporated by reference to Exhibit
         4.4 to Yellow Corporation's Annual Report on Form 10-K for the year ended December 31, 2002, Reg. No. 000-1255).


4.5   -- Indenture (including form of note) dated August 8, 2003 among Yellow
         Corporation, certain subsidiary guarantors and Deutsche Bank Trust
         Company Americas, as trustee, relating to Yellow Corporation's 5.0%
         Contingent Convertible Senior Notes due 2023 (incorporated by reference to Exhibit 4.5 to Yellow Corporation's Registration Statement on Form
         S-4, filed on August 19, 2003, Reg. No. 333-108081).


4.6   -- Registration Rights Agreement dated August 8, 2003 among Yellow
         Corporation, certain subsidiary guarantors and Deutsche Bank Securities
         Inc., as representative of the initial purchasers (incorporated by reference to Exhibit 4.6 to Yellow Corporation's Registration Statement on Form S-4, filed on August 18, 2003, Reg. No. 333-108081).

4.7   -- Indenture (including form of note) dated November 25, 2003 among
         Yellow Corporation, certain subsidiary guarantors and Deutsche Bank
         Trust Company Americas, as trustee, relating to Yellow Corporation's
         3.375% Contingent Convertible Senior Notes due 2023.

4.8   -- Registration Rights Agreement dated November 25, 2003 among Yellow
         Corporation, certain subsidiary guarantors and Deutsche Bank Securities
         Inc., as representative of the initial purchasers.

4.9   -- Indenture (including form of note) dated November 30, 2001 among
         Roadway Corporation (predecessor in interest to Roadway LLC), certain subsidiary guarantors and SunTrust Bank, as trustee, relating to Roadway's 8 1/4% Senior Notes due December 1, 2008.

4.10  -- Roadway LLC 401(k) Stock Savings Plan (as Amended and Restated
         Effective December 11, 2003).

5.1 -- Opinion of Daniel J. Churay, Senior Vice President, General Counsel and Secretary of Yellow Roadway Corporation, regarding the legality of the securities to be offered hereby.

23.1  -- Consent of KPMG LLP, independent accountants for Yellow Roadway
         Corporation.

23.2  -- Consent of Ernst & Young LLP, independent accountants for Roadway
         Corporation.

23.3  -- Consent of Daniel J. Churay (included in Exhibit 5.1)

24.1  -- Powers of Attorney (included on the signature pages hereto).


ITEM 9. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      4 To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      5 To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (c) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (e) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on December 23, 2003.


                                          YELLOW ROADWAY CORPORATION


                                          By: /s/ Donald G. Barger, Jr.
                                              ---------------------------------
                                              Donald G. Barger, Jr.
                                              Senior Vice President and
                                              Chief Financial Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald G. Barger, Jr., Phillip J. Gaines and Daniel J. Churay, or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 23rd day of December, 2003.


              SIGNATURE                                                  TITLE
              ---------                                                  -----
           /s/ William D. Zollars                 Chairman of the Board of Directors, President and Chief
---------------------------------------                 Executive Officer (principal executive officer)
             William D. Zollars

          /s/ Donald G. Barger, Jr.             Senior Vice President and Chief Financial Officer (principal
---------------------------------------                              financial officer)
            Donald G. Barger, Jr.

         /s/ Phillip J. Gaines                  Vice President - Corporate Controller and Chief Accounting
---------------------------------------                     Officer (principal accounting officer)
             Phillip J. Gaines


---------------------------------------                                 Director
              Cassandra C. Carr

           /s/ Howard M. Dean
---------------------------------------                                 Director
               Howard M. Dean

          /s/ Dennis E. Foster
---------------------------------------                                 Director
              Dennis E. Foster

          /s/ John C. McKelvey
---------------------------------------                                 Director
              John C. McKelvey

         /s/ William L. Trubeck
---------------------------------------                                 Director
             William L. Trubeck


---------------------------------------                                 Director
                Carl W. Vogt

---------------------------------------                                 Director
               Frank P. Doyle

           /s/ John F. Fiedler
---------------------------------------                                 Director
               John F. Fiedler

           /s/ Phillip J. Meek
---------------------------------------                                 Director
               Phillip J. Meek


                                  EXHIBIT INDEX

EXHIBIT
  NO.                           DESCRIPTION
-------                         -----------
4.1   -- Certificate of Incorporation of Yellow Corporation (incorporated by reference to Exhibit 3.1 to Yellow Corporation's Annual Report on Form
         10-K for the year ended December 31, 2002, Reg. No. 000-12255).

4.2   -- Certificate of Amendment to the Certificate of Incorporation of
         Yellow Corporation changing the name of the Company to Yellow Roadway
         Corporation.


4.3   -- Bylaws of Yellow Roadway Corporation (formerly known as Yellow
         Corporation; incorporated by reference to Exhibit 3.1 to Yellow
         Corporation's Quarterly Report on Form 10-Q for the quarter ended March
         31, 2003, Reg. No. 000-12255).


4.4   -- Paying Agency Agreement dated April 26, 1993 between Yellow
         Corporation and Citibank, N.A. (incorporated by reference to Exhibit
         4.4 to Yellow Corporation's Annual Report on Form 10-K for the year ended December 31, 2002, Reg. No. 000-1255).


4.5   -- Indenture (including form of note) dated August 8, 2003 among Yellow
         Corporation, certain subsidiary guarantors and Deutsche Bank Trust
         Company Americas, as trustee, relating to Yellow Corporation's 5.0%
         Contingent Convertible Senior Notes due 2023 (incorporated by reference to Exhibit 4.5 to Yellow Corporation's Registration Statement on Form
         S-4, filed on August 19, 2003, Reg. No. 333-108081).


4.6   -- Registration Rights Agreement dated August 8, 2003 among Yellow
         Corporation, certain subsidiary guarantors and Deutsche Bank Securities
         Inc., as representative of the initial purchasers (incorporated by reference to Exhibit 4.6 to Yellow Corporation's Registration Statement on Form S-4, filed on August 18, 2003, Reg. No. 333-108081).

4.7   -- Indenture (including form of note) dated November 25, 2003 among
         Yellow Corporation, certain subsidiary guarantors and Deutsche Bank
         Trust Company Americas, as trustee, relating to Yellow Corporation's
         3.375% Contingent Convertible Senior Notes due 2023.

4.8   -- Registration Rights Agreement dated November 25, 2003 among Yellow
         Corporation, certain subsidiary guarantors and Deutsche Bank Securities
         Inc., as representative of the initial purchasers.


4.9   -- Indenture (including form of note) dated November 30, 2001 among
         Roadway Corporation (predecessor in interest to Roadway LLC), certain subsidiary guarantors and SunTrust Bank, as trustee, relating to Roadway's 8 1/4% Senior Notes due December 1, 2008.

4.10  -- Roadway LLC 401(k) Stock Savings Plan (as Amended and Restated
         Effective December 11, 2003).

5.1 -- Opinion of Daniel J. Churay, Senior Vice President, General Counsel and Secretary of Yellow Roadway Corporation, regarding the legality of the securities to be offered hereby.

23.1  -- Consent of KPMG LLP, independent accountants for Yellow Roadway
         Corporation.

23.2  -- Consent of Ernst & Young LLP, independent accountants for Roadway
         Corporation.

23.3  -- Consent of Daniel J. Churay (included in Exhibit 5.1)

24.1  -- Powers of Attorney (included on the signature pages hereto).